TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT
FOR EMPLOYEES IN THE U.S.

Location______________________
_____ Original Application    Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)

1.I hereby elect to participate in the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement for Employees in the U.S., (the “Subscription Agreement”) and the Stock Purchase Plan. All capitalized terms not defined in this Subscription Agreement shall have the same meanings as set forth in the Stock Purchase Plan.
2.    I hereby authorize payroll deductions from each paycheck in the amount of _____% (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan.

If I am enrolling in the Stock Purchase Plan through the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, then by such enrollment and by making my online enrollment elections, I authorize payroll deductions from each paycheck in the amount of the elected percentage (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan.
3.    I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Option Price determined in accordance with the Stock Purchase Plan. I understand that any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date unless I become ineligible to participate in the Stock Purchase Plan or otherwise withdraw from the Stock Purchase Plan in accordance with the withdrawal procedures in effect at such time.
4.    I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Stock Purchase Plan or I become ineligible to participate in the Stock Purchase Plan.  I further understand that my participation in the Stock Purchase Plan in any subsequent Offering Period will be governed by the terms and conditions of the Stock Purchase Plan and the subscription agreement in effect at that time, subject to my right to withdraw from the Stock Purchase Plan in accordance with the withdrawal procedures in effect at that time.
5.    I have received a copy of the complete “Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan.” I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.
6.    Shares of Common Stock purchased for me under the Stock Purchase Plan will be deposited into an account established in my name with the Company’s designated broker for the Stock Purchase Plan.
7.    I understand and agree that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.
8.    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive payments and shares of Common Stock due me under the Stock Purchase Plan in the percentage(s) indicated below:

NAME: (Please print)______________________________________________________________
(First)         (Middle) (Last)

_____% (Please insert percentage of benefit from 0 – 100% if more than one beneficiary is designated)

___________________________        _________________________________________
Relationship                    _________________________________________
(Address)

NAME: (Please print)______________________________________________________________
(First)         (Middle) (Last)

_____% (Please insert percentage of benefit from 0 – 100% if more than one beneficiary is designated)

___________________________        _________________________________________
Relationship                    _________________________________________
(Address)

Employee’s Social Security Number:            ___________________________________

Employee’s Address:            ___________________________________
___________________________________
___________________________________

If I have submitted more than one beneficiary designation in connection with the Stock Purchase Plan, whether submitted in hard copy or through the Company’s online procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, I understand that the most recently submitted designation will control.
9.    I understand that if I am a U.S. taxpayer and I dispose of any shares of Common Stock received by me pursuant to the Stock Purchase Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the Option Price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the holding period set forth above, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Option Price which I paid for the shares under the option, or (ii) the excess of the fair market value of the shares over the Option Price, measured as if the option had been exercised on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
10.    I acknowledge that, regardless of any action taken by the Company or, if different, my employer (the “Employer”), the ultimate liability for all income tax, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items relating to my participation in the Stock Purchase Plan and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option, including the grant of the option, the exercise of the option, the purchase of shares, the subsequent sale of shares of Common Stock acquired pursuant to the option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from wages or other cash Compensation payable to me by the Company and/or the Employer; or (b) withholding from the proceeds of the sale of shares of Common Stock that I acquire, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent); or (c) withholding in shares of Common Stock to be issued to me.
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash as soon as practicable and I will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock purchased, notwithstanding that some shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Stock Purchase Plan that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise or purchase shares on my behalf or may refuse to deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items.
11.    By enrolling and participating in the Stock Purchase Plan, I acknowledge, understand and agree that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Stock Purchase Plan; (b) the grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if options have been granted in the past; (c) all decisions with respect to future grants of options, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Subsidiary to terminate my employment relationship at any time with or without cause; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the option and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (g) the option and the underlying shares of Common Stock, and the income value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (h) the future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty; (i) the value of shares of Common Stock purchased under the Stock Purchase Plan may increase or decrease, even below the Option Price; (j) no claim or entitlement to compensation or damages shall arise from termination of the option resulting from termination of my employment by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of the option to which I am not otherwise entitled, I irrevocably agree never to institute any claim against the Company, the Employer or any Subsidiary, waive my ability, if any, to bring any such claim, and release the Company, the Employer and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and (k) in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Stock Purchase Plan and purchase shares of Common Stock under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); and the Board shall have the exclusive discretion to determine when I am no longer actively providing services for purposes of my participation in the Stock Purchase Plan; and (l) unless otherwise provided in the Stock Purchase Plan or by the Company in its discretion, the option and the benefits evidenced by this Subscription Agreement do not create any entitlement to have the Stock Purchase Plan or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company.
12.    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.
13.    I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Subscription Agreement and any other Stock Purchase Plan materials (“Data”) by and among, as applicable, the Employer, and the Company and its Subsidiaries for the exclusive purposes of implementing, administering and managing my participation in the Stock Purchase Plan.
I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised or outstanding in my favor, for the purpose of implementing, administering and managing the Stock Purchase Plan.
I understand that Data will be transferred to the Company’s designated broker/third party administrator for the Stock Purchase Plan, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Stock Purchase Plan. I understand that the recipients of Data may be located in my country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than my country. I authorize the Company, any Subsidiary, the Company’s designated broker/third party administrator for the Stock Purchase Plan and any other possible recipients of Data to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Stock Purchase Plan, including any requisite transfer of Data as may be required to a broker or other third party with whom I may elect to deposit any shares of Common Stock acquired upon purchase of shares under the Stock Purchase Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Stock Purchase Plan. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Stock Purchase Plan or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Stock Purchase Plan.
14.    The grant of the option and the provisions of this Subscription Agreement are governed by, and subject to, the laws of the State of California, USA, without regard to conflict of laws provisions. For purposes of litigating any dispute that arises under this grant or this Subscription Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, USA, agree that such litigation shall be conducted in the courts of Santa Clara County, California, USA, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.
15.    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16.    The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.    The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the grant of the option and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.    I acknowledge that a waiver by the Company of breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by me or any other participant in the Stock Purchase Plan.
19.    By enrolling in the Stock Purchase Plan, either by signing below or by using the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, I agree to be bound by, and understand that my participation in the Stock Purchase Plan is in all respects subject to, the terms of the Stock Purchase Plan and this Subscription Agreement.

Dated:
Signature of Employee